UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

Aemetis, Inc.
Exact name of registrant as specified in its charter

Delaware	001-36475	26-1407544
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95014
(408) 213-0940
Registrant's address and telephone number of principal executive office

N/A
Former name or former address, if changed since last report

Common Stock, par value $0.001	AMTX	NASDAQ Global Market
Title of class of registered securities	Trading Symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter)

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07  Submission of Matters to a Vote of Security Holders

Aemetis, Inc. (the "Company") held its Annual Meeting of Stockholders on May 14, 2025. The following proposals were voted on by the Company's stockholders, with the results set forth for each proposal:

Proposal 1:  Election of Directors

Nominee	For	Withhold	Broker Non-Votes
Eric A. McAfee	12,635,776	507,116	16,504,749
Francis P. Barton	12,460,866	682,026	16,504,749

The listed nominees have been elected to the Company’s board of directors (the “Board”), each as a Class I director to hold office until the Company’s 2028 annual meeting of stockholders and until their successor is duly elected and qualified.

Proposal 2:  Ratification of Auditors

For	Against	Abstain	Broker Non-Votes
28,960,545	270,288	416,808	0

The appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, has been ratified.

Proposal 3:  Approval, on an advisory basis, of the compensation of the Company's Named Executive Officers

For	Against	Abstain	Broker Non-Votes
10,875,885	2,153,875	113,132	16,504,749

The compensation of the Company's Named Executive Officers has been approved, on an advisory basis, with 83% of the votes cast "for" approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

May 16, 2025	/s/ Eric A. McAfee
Eric A. McAfee
Chairman and Chief Executive Officer